October 13 2010


Securities  exchange
Commission
450 Fifth Street NW
Washington DC 20549

Attn. Document Control


RE	American Depositary
Shares evidenced by One 1
American Depositary
Receipts representing Three
3 Ordinary Share of
      DSG International
Form F6 File No. 3336524

Ladies and Gentlemen

Pursuant to Rule 424b3
under the Securities Act of
1933 as amended on behalf
of BNY Mellon as Depositary
for securities against
which American Depositary
Receipts are to be issued
we attach a copy of the new
prospectus Prospectus
reflecting the change in
name Dixons Retail PLC.

As required by Rule 424e
the upper right hand corner
of the Prospectus cover
page has a reference to
Rule 424b3 and to the file
number of the registration
statement to which the
Prospectus relates.

Pursuant to Section III B
of the General Instructions
to the Form F6 Registration
Statement the Prospectus
consists of the ADR
certificate with revised
name for DSG International.

The Prospectus has been
revised to reflect the new
name and has been
overstampted with

Effective September 21 2010
the Companys Name Changed
to Dixons Retail PLC.


Please contact me with any
questions or comments at
212 8152207

Daniel Egan
The Bank of New York Mellon
ADR Division
Encl.
CC Paul Dudek Esq. Office
of International Corporate
Finance

101 Barclay Street New York
NY 10286